Exhibit 10.18

FIRST AMENDMENT TO

OPERATING AGREEMENT OF

TURBINE POWERED TECHNOLOGY, L.L.C.

This First Amendment (this “Amendment”) to Operating Agreement of Turbine Powered Technology, L.L.C., dated as of October 28, 2011, of Turbine Powered Technology, L.L.C., a Louisiana limited liability company (the “Company”), amends the Operating Agreement of the Company, effective as of September 22, 2011 (the “LLC Agreement”) of the Company, and is made by the members of the Company, who are Green Field Energy Services, Inc., a Delaware corporation (f/k/a Green Field Energy Services, LLC, a Louisiana limited liability company)(“GFES”), and MTT Properties, LLC, a Louisiana limited liability company (“MTT,” and together with GFES, the “Members”). Capitalized terms that are used but not defined herein shall have the meanings set forth in the LLC Agreement.

WHEREAS, GFES desires to enter into that certain Indenture, dated as of the date hereof (the “Indenture”), by and among GFES, Hub City Tools, Inc., as guarantor, and Wilmington Trust, National Association, as trustee and collateral agent, which contains certain covenants which are incompatible with the LLC Agreement and which requires GFES to enter into a pledge agreement whereby GFES will pledge all of its interests in the Company to secure the senior secured notes due 2016 of GFES to be issued pursuant to the Indenture (the “Notes”); and

WHEREAS, the Notes are intended to provide a source of funds to facilitate GFES in fulfilling its obligations to the Company under the Installation Agreement and the Maintenance Agreement, each effective as of September 22, 2011, and as such are expected to benefit the Company and MTT;

NOW, THEREFORE, the Members hereby amend the LLC Agreement as follows:

Section 1. Amendments to LLC Agreement. In connection with the Notes, the LLC Agreement is hereby amended as follows:

(a) A new Article 2.3 is hereby added to the LLC Agreement as follows:

“2.3 UCC Article 8 Securities. The Company hereby elects that each Unit representing any Interest in the Company shall be a “security” within the meaning of Article 8-102 of the Uniform Commercial Code of the State of Louisiana.”

(b) Article 7.2 of the LLC Agreement is replaced in its entirety with the following Article 7.2:

7.2 No Additional Capital Contributions. No additional capital contributions shall be required under this Agreement. It is hereby acknowledged that MTT has become a member of the Company in part in reliance on GFES honoring its obligations under the Installation Agreement and the Maintenance Agreement, each effective as of September 22, 2011, by and between GFES and the Company. For the avoidance of doubt, it is hereby further acknowledged that any payments made to the Company under such agreements shall not be deemed capital contributions.

(c) A new Article 23 is hereby added to the LLC Agreement as follows:

“23. GFES’ SENIOR SECURED NOTES DUE 2016 (“NOTES”) AND FUTURE SECURED FINANCING

Anything in this Agreement to the contrary notwithstanding, the provisions of Article 2.2, Article 13.2, Article 14, Article 15, Article 16 and Article 17 shall not apply to the Interests of GFES in the Company for so long as any Notes are outstanding and GFES (and its successors and assigns) may mortgage, pledge, subject to a security interest or otherwise encumber, transfer or dispose of its Interests in the Company without obtaining the vote of the Members or offering to the Members the right to purchase such Interests. Furthermore, for the avoidance of doubt, if a Default occurs under the terms of and as defined in the indenture governing the Notes or a default occurs under the terms pursuant to which any bank or other financial institution shall extend secured credit to GFES, the collateral agent or any other agent acting on behalf of the Note holders or such bank or financial institution (or any designees of such agent), will be admitted as and will become a Member of the Company without any further vote or any other type of approval by the Member or Members at such time and without the necessity of executing and delivering any instruments contemplated by Article 15, including this Agreement.”

Section 2. Miscellaneous.

(a) Counterparts. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered (including by facsimile) to the other parties hereto.

(b) Ratification. Except as amended hereby, the LLC Agreement shall remain in full force and effect as previously executed, and each Member hereby ratifies the LLC Agreement as amended hereby.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned Members, who are all of the members of the Company, intending to be legally bound, have caused this Amendment to be duly executed and delivered as of the date first set forth above.

GREEN FIELD ENERGY SERVICES, INC.

By:	/s/ Michel B. Moreno
Name:	Michel B. Moreno
Title:	Chief Executive Officer

MTT PROPERTIES, LLC

By:	/s/ Ted McIntyre II
Name:	Ted McIntyre II
Title:	Manager

Signature Page to First Amendment to

Operating Agreement of

Turbine Powered Technology, L.L.C.